Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 3:        Daniel Zeff

Date of Event Requiring Statement: September 14, 2005

Issuer Name and Ticker Symbol:     ELECTRO-SENSORS, INC. (ELSE)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address: 50 California Street
         Suite 1500
         San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with Daniel Zeff with respect to the beneficial ownership of securities of En Pointe Technologies, Inc.

ZEFF HOLDING COMPANY, LLC            ZEFF CAPITAL PARTNERS I, L.P

                                     By: Zeff Holding Company, LLC, as general
                                         partner


By: /s/ Daniel Zeff                      By: /s/ Daniel Zeff
    ----------------------------             -------------------------------
Name: Daniel Zeff                            Name: Daniel Zeff
Title: Manager                               Title: Manager

SPECTRUM GALAXY FUND LTD.


By: /s/ Dion R. Friedland
    ----------------------------
Name: Dion R. Friedland
Title: Director